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                                                                    EXHIBIT 12.1




                                                                                          YEAR ENDED DECEMBER 31,
                                                                     ----------------------------------------------------------
                                                                      2003         2002         2001         2000        1999
                                                                     -------      -------      -------      ------      -------
Pretax income from continuing operations:                            (47,583)     (29,693)     111,306      (9,661)     (56,818)
Add:

    Fixed charges:
         Interest, whether expensed or capitalized                    24,014       22,748       22,811      22,656       22,706
         Amortization of debt expense and discount or premium          3,818        1,180        1,280       1,280        1,348
                                                                     -------      -------      -------      ------      -------
Earnings as adjusted                                                 (19,751)      (5,765)     135,397      14,275      (32,764)
                                                                     =======      =======      =======      ======      =======
Fixed charges                                                         27,832       23,928       24,091      23,936       24,054
                                                                     =======      =======      =======      ======      =======
Ratio of earnings to fixed charges or deficiency                          --           --         5.62        0.60           --
                                                                     =======      =======      =======      ======      =======
Series B preferred stock subcription dividend requirement                  0            0            0           0            0
                                                                     =======      =======      =======      ======      =======
Ratio of earnings to fixed charges and preferred stock dividends          --           --         5.62        0.60           --
                                                                     =======      =======      =======      ======      =======